Exhibit 107

Calculation of Filing Fee Table

Form F-3
(Form Type)

Star Bulk Carriers Corp.

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering
Fees to be Paid	Equity	Common shares, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Secondary Offering
Fees to be Paid	Equity	Common shares, par value $0.01 per share	Other	6,403,268	(3)	$105,653,922 (3)	0.00015310	$16,175.62 (3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$105,653,922		$16,175.62
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$12,800.44
	Net Fee Due							$3,375.18

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder (for which separate consideration may or may not be received). This Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant hereby defers payment of the entire registration fee required in connection with these securities, except for $113,831.56 of unused registration fees previously paid in connection with the automatic shelf registration statement on Form F-3 (File No. 333-264226) filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2022 (the “2022 Registration Statement”), as further described under Table 2 below. The Registrant will calculate the registration fee applicable to an offer of these securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of the Registrant’s common shares as reported on the Nasdaq Global Select Market on March 24, 2025, which was $16.50.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source (5)
Rule 457(p)
Fee Offset Claims	Star Bulk Carriers Corp.	F-3	333-264226	April 11, 2022		$5,847.94 (5)	Equity	Common shares, par value $0.01 per share	-	-
Fee Offset Claims	Star Bulk Carriers Corp.	F-3	333-264226	April 11, 2022		$6,952.50 (5)	Equity	Common shares, par value $0.01 per share	-	-
Fee Offset Source	Star Bulk Carriers Corp.	F-3	333-264226		April 11, 2022						$126,632.00 (4)

(4)
Registration fees in the amount of $126,632.00 were previously paid by the Registrant in connection with its filing of the 2022 Registration Statement (the “2022 Previously Paid Fees”). The 2022 Registration Statement automatically became effective on April 11, 2022. As identified in the filing fees exhibit to the 2022 Registration Statement, the 2022 Previously Paid Fees were the result of the Registrant’s application of unused registration fees previously paid in connection with the Registrant’s following registration statements: (i) registration statement on Form F-3 (File No. 333-197886) filed with the SEC on August 6, 2014, as amended on September 8, 2014 and declared effective on September 25, 2014 (the “2014 Registration Statement”); (ii) registration statement on Form F-3 (File No. 333-198832) filed with the SEC on September 19, 2014, as amended on November 21, 2014 and February 5, 2015, and declared effective on February 25, 2015 (the “2015 Registration Statement”); (iii) registration statement on Form F-3 (File No. 333-219381) filed with the SEC on July 20, 2017 and declared effective on September 6, 2017 (the “2017 Registration Statement”); (iv) registration statement on Form F-3 (File No. 333-227538) filed with the SEC on September 26, 2018 and declared effective on October 5, 2018; and (v) registration statement on Form F-3 (File No. 333-230687) filed with the SEC on April 2, 2019 and declared effective on April 11, 2019 (the “2019 Registration Statement” and, together with the 2014 Registration Statement, the 2015 Registration Statement, the 2017 Registration Statement and the 2018 Registration Statement, the “Prior Registration Statements”). The offerings under the Prior Registration Statements have been terminated.

(5)
The Registrant used a portion of the 2022 Previously Paid Fees under the 2022 Registration Statement as follows: (a) $6,952.50 to pay the registration fees owed in connection with the final prospectus supplement dated April 11, 2022 (the “First 2022 Prospectus”) and (b) $5,847.94 to pay the registration fees owed in connection with another final prospectus supplement dated April 11, 2022 (the “Second 2022 Prospectus” and, together with the First 2022 Prospectus, the “2022 Prospectuses”). As a result, $113,831.56 of the 2022 Previously Paid Fees remained unused prior to the filing of this Registration Statement (the “Primary Offering Unused Fees”). Pursuant to Rule 457(p) under the Securities Act, these Primary Offering Unused Fees are being applied as payment of fees payable pursuant to this Registration Statement under applicable prospectus supplements. The Registrant is offsetting the filing fee due under this Registration Statement by $12,800.44, with $101,031.12 remaining to be applied to future filings from this fee offset source. The offerings under the 2022 Prospectuses have been terminated.